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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 31, 2001
Date of Report
(Date of earliest event reported)

CORILLIAN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Oregon	0-29291	91-1795219
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3400 NW John Olsen Place, Hillsboro, OR 97124
(Address of principal executive offices, including Zip Code)

(503) 629-3300
(Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

    On November 24, 2000, we acquired all of the outstanding capital stock of Hatcher Associates Inc. (Hatcher), a California corporation, pursuant to a stock purchase agreement by and among Hatcher, all of the shareholders of Hatcher and us. As a result of the purchase, Hatcher became our wholly-owned subsidiary. We have changed its name to Corillian Services, Inc.

    Hatcher is a software integration, implementation and consulting firm focused on applications for consumer banking. Hatcher was incorporated in the State of California in February 1996. In April 2000, we entered into an agreement with Hatcher that provided for Hatcher to implement our Voyager platform at selected financial institutions as one of our certified implementation partners.

    At the closing of the purchase, we issued 1,829,186 shares of our common stock and assumed outstanding options for 212,700 shares of the common stock of Hatcher, which converted into options for 41,581 shares of our common stock. The consideration was determined in arm's-length negotiations between the shareholders of Hatcher and us.

    311,527 of the shares that we issued to the shareholders of Hatcher are being held in escrow for 90 days to cover any purchase price adjustments based on the number of key employees remaining with Hatcher as discussed below. Under the purchase agreement, we identified 74 employees of Hatcher as key employees. For each key employee less than 60 key employees that does not remain with Hatcher after 90 days from November 24, 2000, the purchase price decreases by $200,000, subject to a maximum reduction of $4 million. Hatcher can replace each key employee by hiring two new employees that meet our requirements for qualifying as a key employee or by training two non-key employees sufficiently to meet our qualifications. The primary factors used in establishing our qualifications were experience and skills in integrating electronic banking solutions.

    23,364 of the shares we issued to the shareholders of Hatcher are being held in escrow to cover any purchase price adjustments based on the working capital of Hatcher as of November 22, 2000. Based on the working capital of Hatcher as of November 22, 2000, we will issue an additional 24,642 shares of our common stock to the shareholders of Hatcher and release the 23,364 shares that are being held in escrow to these shareholders.

    186,916 of the shares we issued to the shareholders of Hatcher are being held in escrow for 18 months to secure the indemnification obligations of the shareholders of Hatcher. Under the stock purchase agreement, the shareholders of Hatcher have agreed to indemnify and hold us harmless from losses that we or our affiliates may suffer as a result of (1) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by Hatcher or its shareholders in the stock purchase agreement or related agreements; and (2) any failure by Hatcher or its shareholder to perform or comply, in whole or in part, with any covenant or agreement in the stock purchase agreement or related agreements.

    All shares of our common stock issued to the shareholders of Hatcher were not registered under the Securities Act of 1933, as amended. Under the stock purchase agreement, we agreed to register up to 1,325,963 of these shares on a short-form registration statement on Form S-3 under the Securities Act of 1933, as amended, shortly after April 12, 2001 and no later than April 30, 2001, subject to our right to delay the filing of this registration statement for up to 90 days if it would interfere with a material transaction for us, such as a financing or acquisition. We are not required to conduct an underwritten offering. We will be required to keep this registration statement effective until the earlier of (i) six months from the effective date of the registration statement, (ii) November 24, 2001, or (iii) the completion of the distribution of the shares registered. In addition, the shareholders of Hatcher are entitled to include their shares in other registrations filed by us before November 24, 2002.

    The stock purchase will be accounted for under the purchase method of accounting.

    The description of the stock purchase agreement provided above does not purport to be complete and is qualified in its entirety by the provisions of the stock purchase agreement, which is filed as an exhibit to this Form 8-K/A.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements of Business Acquired

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Hatcher:

    We have audited the accompanying balance sheets of Hatcher (the "Company") as of December 31, 1999 and 1998, and the related statements of operations, redeemable preferred stock and shareholders' equity (capital deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

                      /s/ DELOITTE & TOUCHE LLP

February 11, 2000
Los Angeles, California

HATCHER ASSOCIATES INC.

BALANCE SHEETS

DECEMBER 31, 1999 AND 1998

	1999	1998
ASSETS (Note 2)
CURRENT ASSETS:
Cash and cash equivalents	$711,584	$73,526
Accounts receivable	1,320,884	1,939,083
Prepaid expenses	84,934	62,233

Total current assets	2,117,402	2,074,842
OFFICE EQUIPMENT, Net	47,446	28,430
NONCURRENT ASSETS	178,969	130,076

TOTAL	$2,343,817	$2,233,348

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$452,964	$293,299
Accrued payroll expenses	427,528	685,749
Deferred revenue	—	16,700
Deferred income taxes	262,551	306,792

Total current liabilities	1,143,043	1,302,540
CONTINGENT STOCK REDEMPTION LIABILITY	1,000,000	1,000,000
DIVIDEND PAYABLE	654,773	238,773

Total liabilities	2,797,816	2,541,313

Redeemable preferred stock, no par value; authorized and issued, 52,000 shares (Note 8)	3,780,169	3,363,721
COMMITMENTS (Note 6)
SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY) (Note 9):
Common stock, voting Class A, no par value; authorized, 7,500,000 shares; issued, 6,400,000 shares	1,907,154	1,907,154
Excess redemption value	(5,765,200)	(5,765,200)
Retained earnings	(376,122)	186,360

Total shareholders' equity (capital deficiency)	(4,234,168)	(3,671,686)

TOTAL	$2,343,817	$2,233,348

See accompanying notes to financial statements.

HATCHER ASSOCIATES INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1999 AND 1998

	1999	1998
GROSS SALES (Note 1)	$13,678,928	$10,749,698
LESS REIMBURSABLE EXPENSES	2,623,662	1,998,544

NET SALES	11,055,266	8,751,154
COSTS OF SALES	7,517,729	5,876,759

GROSS PROFIT	3,537,537	2,874,395
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	2,936,071	1,980,733
TRANSACTION COSTS	—	469,546

INCOME FROM OPERATIONS	601,466	424,116
NET INTEREST EXPENSE	65,167	1,939

INCOME BEFORE INCOME TAXES	536,299	422,177
INCOME TAXES (Note 7)	266,333	188,078

NET INCOME	$269,966	$234,099

See accompanying notes to financial statements.

HATCHER ASSOCIATES INC.

STATEMENTS OF REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)

YEARS ENDED DECEMBER 31, 1999 AND 1998

			Shareholders' Equity (Capital Deficiency)
	Redeemable Preferred Stock		Voting Class A Common Stock		Non-Voting Class B Common Stock
							Excess Redemption Value	(Accumulated Deficit) Retained Earnings
	Shares	Amount	Shares	Amount	Shares	Amount			Total
BALANCE, JANUARY 1, 1998	—	$—	5,000,000	$30,000	210	$16,000	$—	$180,709	$226,709
Issuance of Class B common stock	—	—	—	—	70	20,000	—	—	20,000
Conversion of Class B common stock	—	—	1,400,000	36,000	(280)	(36,000)	—	—	—
Issuance of redeemable preferred stock	52,000	3,374,046	—	—	—	—	—	—	—
Redemption of Class A common stock	—	—	(3,840,000)	(34,800)	—	—	(5,765,200)	—	(5,800,000)
Issuance of Class A common stock	—	—	3,840,000	1,875,954	—	—	—	—	1,875,954
Net income	—	—	—	—	—	—	—	234,099	234,099
Dividends	—	(10,325)	—	—	—	—	—	(228,448)	(228,448)

BALANCE, DECEMBER 31, 1998	52,000	3,363,721	6,400,000	1,907,154	—	—	(5,765,200)	186,360	(3,671,686)
Increase in redemption value of preferred stock	—	416,448	—	—	—	—	—	(416,448)	(416,448)
Net income	—	—	—	—	—	—	—	269,966	269,966
Dividends	—	—	—	—	—	—	—	(416,000)	(416,000)

BALANCE, DECEMBER 31, 1999	52,000	$3,780,169	6,400,000	$1,907,154	—	$—	$(5,765,200)	$(376,122)	$(4,234,168)

See accompanying notes to financial statements.

HATCHER ASSOCIATES INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 1999 AND 1998

	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$269,966	$234,099
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	17,984	8,827
Deferred income taxes	(44,241)	187,278
Changes in assets and liabilities:
Accounts receivable	618,199	(1,214,373)
Prepaid expenses	(22,701)	(2,440)
Accounts payable and accrued liabilities	159,665	178,057
Accrued payroll expenses	(258,221)	341,475
Deferred revenue	(16,700)	(14,320)

Net cash provided by (used in) operating activities	723,951	(281,397)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of office equipment	(37,000)	(31,852)
Increase in noncurrent assets	(48,893)	(106,649)

Net cash used in investing activities	(85,893)	(138,501)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable	—	(103,000)
Issuance of common stock	—	1,895,954
Issuance of preferred stock	—	3,374,046
Redemption of common stock	—	(4,800,000)

Net cash provided by financing activities	—	367,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	638,058	(52,898)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	73,526	126,424

CASH AND CASH EQUIVALENTS, END OF YEAR	$711,584	$73,526

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—
Cash paid during the year for:
Income taxes	$217,703	$800

Interest	$80,604	$13,560

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
During 1999, the Company declared dividends of $416,000.
During 1998, the Company declared dividends of $238,773. Additionally, during 1998, the Company recorded $1,000,000 as additional redemption liability related to the repurchase of the Class A common stock.

See accompanying notes to financial statements.

HATCHER ASSOCIATES INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 1999 AND 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Business—Hatcher (the "Company") was incorporated under California state laws in January 1996. The Company provides information technology consulting services to domestic and international banks. The Company offers particular expertise in core retail banking and Internet banking.

    Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash Equivalents—The Company considers all highly liquid financial instruments that are readily convertible into cash and have original maturities of less than three months to be cash equivalents.

    Concentration of Credit Risk and Significant Customers—Financial instruments that subject the Company to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses when deemed necessary. At December 31, 1999, the Company had four customers that each represented over 10 percent of the total accounts receivable balance and collectively represented 49 percent of accounts receivable. At December 31, 1998, the Company had one customer that represented 22.8 percent of accounts receivable. During 1999, the Company had two customers that represented 17 percent and 12.6 percent of total gross sales. During 1998, the Company had two customers that represented 21.8 percent and 17.4 percent of total gross sales.

    Depreciation—Depreciation of office equipment is computed using the straight-line method over an estimated useful life of five years.

    Income Taxes—Deferred taxes result from temporary differences between the bases of assets and liabilities for financial statement and income tax reporting purposes. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to years in which the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

    Revenue Recognition—Revenue from consulting assignments is recognized based on hours worked by the Company's employees or outside contractors at rates in accordance with the Company's agreements with its clients.

    Reclassifications—Certain 1998 balances have been reclassified to conform to the 1999 presentation.

2.  BORROWING ARRANGEMENTS

    At December 31, 1999, the Company had an unused line of credit of $750,000. This line of credit expires on August 31, 2000. No borrowings were outstanding as of December 31, 1999 and 1998. Borrowings under this agreement are secured by all of the Company's assets. This agreement contains certain restrictive covenants. Borrowings under this agreement bear interest at the prime rate plus 1.5 percent in 1999 and 1998.

3.  FIXED ASSETS

	1999	1998
Cost:
Machinery and equipment	$61,099	$28,309
Furniture and fixtures	4,511	300
Computer equipment	10,120	10,120

Total cost	75,730	38,729
Accumulated depreciation	(28,284)	(10,299)

	$47,446	$28,430

4.  NON-CURRENT ASSETS

    Other assets consist of the following at December 31, 1999 and 1998:

	1999	1998
Life insurance	$116,905	$66,626
Deposits	39,981	2,450
Club membership	—	61,000
Loans receivable	22,083	—

	$178,969	$130,076

    The life insurance is a split-dollar whole life insurance policy in the name of a senior executive. In the event of a claim or cancellation of the policy, the Company is entitled to receive all premiums it has paid on this policy. The policy itself has been pledged to the Company by the senior executive as collateral on this asset.

5.  PROFIT SHARING PLAN

    The Company has a savings and retirement plan. The plan covers all eligible employees and provides for discretionary contributions as determined by the Board of Directors. The Company made no contributions to the plan during 1999 and 1998.

6.  COMMITMENTS

    The Company leases office space and equipment under various operating leases. The Company incurred rent expense under these leases of $51,772 and $49,652 in 1999 and 1998, respectively. The Company's future annual minimum rental commitments under the noncancelable operating leases at December 31, 1999 are summarized as follows:

Year Ending December 31
2000	$5,426
2001	5,426
2002	5,671

$16,523

7.  INCOME TAXES

    Income tax expense consists of the following:

	1999	1998
Current:
Federal	$243,272	$—
State	67,302	800

	310,574	800

Deferred (benefit) expense:
Federal	(29,322)	115,011
State	(14,919)	45,452
Foreign	—	26,815

Total deferred	(44,241)	187,278

	$266,333	$188,078

    Temporary differences composing deferred income taxes result primarily from amounts to reconcile accrual to cash basis of accounting for income tax purposes. The tax effects of aggregate taxable and deductible temporary differences at December 31, 1999 and 1998 were as follows:

	1999	1998
Taxable	$(283,075)	$(867,864)
Deductible	20,523	561,072

	$(262,552)	$(306,792)

    The effective tax rate differs from the federal statutory rate in both 1999 and 1998, principally due to the effect of state income taxes and officer's life insurance premiums.

8.  REDEEMABLE PREFERRED STOCK

    The Company has authorized and issued 52,000 shares of preferred stock. In connection with the Company's recapitalization, the Company designated its authorized preferred stock as Series A redeemable preferred stock (the "Preferred stock"). The Preferred stock pays cumulative dividends at a rate of 8 percent per year. The difference between the face amount of the dividend of 8 percent and the effective rate of 14 percent has been recorded as a discount from the face amount of the preferred stock of $5,200,000. This difference will be added back to the preferred stock, using the interest method, until the mandatory redemption date.

    The Company is obliged to redeem the Preferred stock at the earlier of (a) a "Liquidity Event," as defined in the recapitalization agreement; (b) a public offering of its stock; or (c) 50 percent of the outstanding Preferred stock on June 3, 2003, and the remaining outstanding Preferred stock on June 3, 2004. The redemption price is equal to $100 per share, plus any unpaid dividends.

9.  SHAREHOLDERS' EQUITY

    Conversion of Class B Common Stock—On May 26, 1998, the Board of Directors approved the conversion of all Class B common stock into Class A common stock.

    Recapitalization—On June 3, 1998, the Company completed a recapitalization wherein a portion of the shares held by existing shareholders was redeemed, and new investors purchased new shares of common and redeemable preferred stock.

    The Company redeemed 3,840,000 shares of Class A common stock for $4,800,000, plus $1,000,000 payable at the earlier of June 4, 2003 or a liquidity event (as described below), if the Company achieved a certain defined profitability goal. The profitability goal is based on the Company's 1998 performance. At December 31, 1998, management of the Company determined the contingent redemption payment was probable and, therefore, recorded the additional $1,000,000 liability. The excess redemption value of $5,765,200 was recorded as a reduction of equity.

    The new investors purchased 3,840,000 shares of Class A common stock and 52,000 shares of Series A redeemable preferred stock for $5,250,000.

    In conjunction with the recapitalization, the Company agreed to pay a management fee of two percent of the preferred stock proceeds, or $104,000 per year, to one of the new common shareholders. The Company is not obligated to pay the management fee in years for which certain profitability targets are not met.

    Costs incurred specifically related to the recapitalization, such as legal fees and an employee bonus, are recorded in the statements of operations as transaction costs.

10.  STOCK OPTIONS

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Accordingly, the fair market value of stock options granted is estimated using the Black-Scholes option pricing model. The exercise price of options granted is not greater than the fair value of common stock at the date of issuance. Therefore, the Company has not recorded any expense. The pro forma adjustment to net income as a result of issuing these options is not material.

    Assumptions used in calculating fair value are a risk-free interest rate of 6.5 percent, a weighted-average expected life of 41 months, and expected dividend and volatility of zero.

    Class B common stock options issued in 1998 and 1999 expire 10 years from date of issuance. These options vest 20 percent, 30 percent, and 50 percent after one, two, and three years, respectively. Class B common stock options granted and outstanding are as follows:

	Number of Shares	Weighted- Average Exercise Price
Granted	117,000	$1.25

Outstanding, December 31, 1998	117,000	$1.25
Granted	20,000	$1.25

Outstanding, December 31, 1999	137,000	$1.25

Exercisable, December 31, 1999	62,800	$1.25

11.  RELATED-PARTY TRANSACTIONS

    The Company owed related parties $11,518 and $35,576, which are included in accounts payable and accrued payroll expenses, respectively.

******

HATCHER ASSOCIATES INC.

BALANCE SHEET

SEPTEMBER 30, 2000

9/30/00
(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,238
Accounts receivable	3,079,526
Prepaid expenses	87,631

Total current assets	3,176,395
OFFICE EQUIPMENT, Net	60,976
NONCURRENT ASSETS	234,834

TOTAL	$3,472,205

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
(CAPITAL DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$970,819
Accrued payroll expenses	645,461
Deferred income taxes	262,551

Total current liabilities	1,878,831
CONTINGENT STOCK REDEMPTION LIABILITY	1,000,000
DIVIDEND PAYABLE	1,018,900

Total liabilities	3,897,731

Redeemable preferred stock, no par value; authorized and issued, 52,000 shares	3,926,129
COMMITMENTS
SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY):
Common stock, voting Class A, no par value; authorized, 7,500,000 shares; issued, 6,400,000 shares	1,907,054
Excess redemption value	(5,765,200)
Retained deficit	(493,509)

Total shareholders' equity (capital deficiency)	(4,351,655)

TOTAL	$3,472,205

See accompanying Notes to Condensed Financial Statements

HATCHER ASSOCIATES INC.

STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

	9/30/00	9/30/99
	(unaudited)
GROSS SALES	$12,477,608	$10,710,789
LESS REIMBURSABLE EXPENSES	2,254,370	2,008,364

NET SALES	10,223,238	8,702,425
COSTS OF SALES	6,612,079	5,791,562

GROSS PROFIT	3,611,159	2,910,863
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	2,838,111	2,294,558
TRANSACTION COSTS	68,572	—

INCOME FROM OPERATIONS	704,476	616,305
NET INTEREST EXPENSE	48,682	50,711

INCOME BEFORE INCOME TAXES	655,794	565,594
INCOME TAXES	263,093	272,678

NET INCOME	$392,701	$292,916

See accompanying Notes to Condensed Financial Statements

HATCHER ASSOCIATES INC.

STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

	9/30/00	9/30/99
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$392,701	$292,916
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	11,236	12,671
Deferred income taxes	—	—
Changes in assets and liabilities:
Accounts receivable	(1,759,470)	9,615
Prepaid expenses	(1,871)	25,210
Accounts payable and accrued liabilities	635,789	156,548
Deferred revenue	—	(16,700)

Net cash provided by (used in) operating activities	(721,615)	480,260

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of office equipment	(24,766)	(42,527)
Decrease (Increase) in noncurrent assets	(55,865)	28,376

Net cash used in investing activities	(80,631)	(14,151)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance(Repayment) of notes payable	100,000	—
Issuance(Redemption) of common stock/Treasury Stock	(100)	—
Issuance of preferred stock	—	—
Redemption of common stock	—	—

Net cash provided by financing activities	99,900	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(702,346)	466,109
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	711,584	73,526

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,238	$539,635

See accompanying Notes to Condensed Financial Statements

HATCHER ASSOCIATES INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(IN THOUSANDS)
(UNAUDITED)

(1) Basis of Presentation

    In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting only of normal recurring items necessary for their fair presentation in conformity with U.S. generally accepted accounting principles. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results may differ from these estimates. Interim results are not necessarily indicative of results for a full year. The information included in these interim financial statements should be read in conjunction with the annual financial statements of Hatcher Associates Inc. Certain reclassifications have been made for consistent presentation.

    (b)  Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following unaudited pro forma condensed consolidated financial statements gives effect to the purchase of Hatcher Associates Inc. (Hatcher) by Corillian Corporation (Corillian) under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of Corillian would actually have been if the purchase had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Corillian for any future period or as of any date, respectively.

    Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the purchase, over the net assets acquired is classified as goodwill in the accompanying unaudited pro forma condensed consolidated balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments, which may result in the identification of additional intangible assets, specifically workforce and customer relationships, which will be amortized over a different life than the goodwill amortization period of three years. Corillian has undertaken a study to determine the allocation of the total purchase price to the various assets acquired and the liabilities assumed and to determine the amortization period of intangible assets, including goodwill.

    The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000, was prepared by combining the historical cost balance sheet at September 30, 2000, for Corillian with the historical cost balance sheet at September 30, 2000, for Hatcher, giving effect to the purchase as though it had been completed on September 30, 2000.

    The unaudited pro forma condensed consolidated statements of operations for the periods presented were prepared by combining Corillian's statements of operations for the year ended December 31, 1999, and the nine months ended September 30, 2000, with Hatcher's statements of operations for the year ended December 31, 1999, and the nine months ended September 30, 2000, respectively, giving effect to the purchase as though it had occurred on January 1, 1999. These unaudited pro forma condensed consolidated financial data do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the purchase.

    The historical financial statements of Corillian and Hatcher for the year ended December 31, 1999, are derived from audited financial statements presented elsewhere in this document or in previously filed documents. The condensed historical financial statements of Corillian and Hatcher for the nine months ended September 30, 2000, are derived from unaudited condensed consolidated financial statements presented elsewhere in this document or in previously filed documents.

    You should read the financial statements in this section along with Corillian's and Hatcher's historical consolidated financial statements and accompanying notes presented elsewhere in this document and in previously filed documents.

PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2000

(IN THOUSANDS)

(UNAUDITED)

	CORILLIAN	HATCHER	PRO FORMA ADJUSTMENTS		PRO FORMA
Assets
Current assets:
Cash and cash equivalents	$51,098	$9	$—		$51,107
Investments	—	—	—		—
Accounts receivable	6,137	3,079	(495	)(g)	8,721
Revenue in excess of billings	4,111	—	—		4,111
Other current assets	1,566	88	—		1,654

Total current assets	62,912	3,176	(495)		65,593

Property and equipment, net	6,381	61	—		6,442
Investment in joint venture	2,899	—	—		2,899
Other assets	71	235	23,822	(c)	24,128

Total assets	$72,263	$3,472	$23,327		$99,062

Liabilities, Redeemable Preferred Stock and Shareholders' (Deficit) Equity
Current liabilities:
Accounts payable and accrued liabilities	$9,589	$1,616	$(495	)(g)	$13,105
			(2,395	)(c)
Deferred revenue	2,348	—	—		2,348
Current portion of capital lease obligations	81	—	—		81
Current portion of long term debt	805	—	—		805
Other current liabilities	487	263	(263	)(d)	487

Total current liabilities	13,310	1,879	1,637		16,826
Capital lease obligations, less current portion	117	—	—		117
Long term debt, less current portion	1,702	—	—		1,702
Contingent stock redemption liability	—	1,000	(1,000	)(a)	—
Dividend payable	—	1,019	(1,019	)(a)	—

Total liabilities	15,129	3,898	(382)		18,645

Redeemable preferred stock	—	3,926	(3,926	)(a)	—

Shareholders' (deficit) equity
Common stock	100,451	1,907	(1,907	)(a)	123,734
			23,283	(b)
Excess redemption value	—	(5,765)	5,765	(a)	—
Deferred stock-based compensation	(5,719)	—	—		(5,719)
Accumulated deficit	(37,598)	(494)	494	(a)	(37,598)

Total shareholders' (deficit) equity	57,134	(4,352)	27,635		80,417

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' (DEFICIT) EQUITY	$72,263	$3,472	$23,327		$99,062

See accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Statements

PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2000

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	CORILLIAN	HATCHER	PRO FORMA ADJUSTMENTS		PRO FORMA
Revenues	$18,493	$10,223	$2,254	(h)	$29,977
			(993	)(g)
Cost of revenues	14,482	6,612	2,254	(h)	22,355
			(993	)(g)

Gross profit	4,011	3,611	—		7,622

Operating expenses:
Sales and marketing	10,451	640	—		11,091
Research and development	9,699	—	—		9,699
General and administrative	5,422	2,266	—		7,688
Amortization of intangibles	—	—	5,955	(e)	5,955
Amortization of deferred stock based compensation	4,443		—		4,443

Total operating expenses	30,015	2,906	5,955		38,876

Income (loss) from operations	(26,004)	705	(5,955)		(31,254)

Other income (expense), net	1,627	(49)	—		1,578

Net income (loss) before income taxes	(24,377)	656	(5,955)		(29,676)

Provision (benefit) for income taxes	—	263	(263	)(d)	—

Net income (loss)	(24,377)	393	(5,692)		(29,676)

Redeemable convertible preferred stock accretion	—	—	—		—

Net income (loss) attributed to common shareholders	$(24,377)	$393	$(5,692)		$(29,676)

Basic and diluted net loss per share	$(1.09)	$—	$—		$(1.22)

Shares used in computing basic and diluted net loss per share	22,461	—	1,854		24,315

See accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Statements

PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	CORILLIAN	HATCHER	PRO FORMA ADJUSTMENTS		PRO FORMA
Revenues	$7,736	$11,055	$2,624	(h)	$21,415
Cost of revenues	6,651	7,518	2,624	(h)	16,793

Gross profit	1,085	3,537	—		4,622

Operating expenses:
Sales and marketing	4,074	644	—		4,718
Research and development	3,165	—	—		3,165
General and administrative	3,272	2,292	—		5,564
Amortization of intangibles	—	—	7,941	(e)	7,941
Amortization of deferred stock-based compensation	967	—	—		967

Total operating expenses	11,478	2,936	7,941		22,355

Income (loss) from operations	(10,393)	601	(7,941)		(17,733)

Other income (expense), net	399	(65)	—		334

Net income (loss) before income taxes	(9,994)	536	(7,941)		(17,399)

Provision (benefit) for income taxes	—	266	(266	) (d)	—

Net income (loss)	(9,994)	270	(7,675)		(17,399)

Redeemable convertible preferred stock accretion	(102)	—	—		(102)

Net income (loss) attributed to common shareholders	$(10,096)	$270	$(7,675)		$(17,501)

Basic and diluted net loss per share	$(1.37)	$—	$—		$(1.89)

Shares used in computing basic and diluted net loss per share	7,399	—	1,854		9,253

Pro forma basic and diluted net loss per share	$(0.62)	$—	$—		$(0.96)

Shares used in computing pro forma basic and diluted net loss per share	16,292	—	1,854		18,146

See accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS, EXCEPT SHARE DATA)

    (a) Reflects the elimination of Hatcher's shareholders' equity accounts and Hatcher's redeemable convertible preferred stock, and the related preferred stock accretion.

    (b) Reflects the issuance of 1,853,828 shares of Corillian common stock in connection with the purchase, which are valued at an average price based on the closing price of Corillian common stock two business days immediately preceding and subsequent to the date of the stock purchase agreement and the day the purchase was announced.

    (c) Reflects the excess consideration over the net assets acquired, goodwill, and the related amortization expense. The preliminary goodwill is calculated as follows, in thousands:

Fair value of Corillian shares issued to Hatcher stock	$22,988
Fair value of Hatcher stock options	395
Estimated Corillian transaction costs	2,295

Estimated total consideration	25,678
Historical net tangible asset value of Hatcher at September 30, 2000	1,856

Preliminary goodwill	$23,822

    The fair value of Corillian shares issued to Hatcher stockholders was calculated by taking the fair value of Corillian shares ($12.40 per share) times the number of Corillian shares to be issued to Hatcher shareholders.

    The above table assumes that Corillian will issue 1,853,828 shares of common stock in exchange for all of the outstanding common and preferred stock of Hatcher and issue options for 41,581 shares of Corillian common stock in exchange for all outstanding stock options of Hatcher. Corillian has tentatively considered the carrying value of the acquired assets to approximate fair value, with all excess consideration being preliminarily allocated to goodwill. Goodwill associated with the transaction is currently anticipated to be amortized over an estimated three-year life. Corillian has undertaken a study to determine the allocation of the total purchase price to the various assets acquired and the liabilities assumed and to determine the amortization period of intangible assets, including goodwill. This study may result in the identification of additional intangible assets, specifically workforce and customer relationships, which will be amortized over a different life than the goodwill amortization period of three years.

    With respect to stock options exchanged as part of Corillian's acquisition of Hatcher, all 212,700 vested Hatcher options exchanged for 41,581 vested Corillian options are included as part of the purchase price, based on their fair value.

    The fair value of the options issued is based on the Black-Scholes option pricing model using the following assumptions:

  •
  Expected lives of 3.5 years;

  •
  Expected volatility of 100%;

  •
  Risk-free interest rate of 5.70%; and

  •
  Expected dividend rate of 0%.

    (d) To eliminate deferred income taxes and the provision for income taxes, as this liability will not likely represent future obligations of Corillian on a consolidated basis.

    (e) To reflect the amortization expense related to the application of purchase method of accounting related to goodwill resulting from the acquisition.

    (f)  Since the pro forma combined condensed consolidated statement of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 results in a loss from continuing operations, the basic and diluted net loss per share and pro forma basic and diluted net loss per share is computed by dividing the net loss attributed to common shareholders by the weighted average number of common shares outstanding. The calculation of weighted average number of common shares outstanding assumes that the 1,853,828 shares of Corillian's common stock issued in the acquisition of Hatcher were outstanding at the beginning of the respective periods.

    In addition, Corillian completed its initial public offering of common stock on April 12, 2000, which resulted in the automatic conversion of Corillian's Series B and Series C redeemable convertible preferred stock into shares of common stock. Accordingly, shares used in computing pro forma basic and diluted net loss per share for the year ended December 31, 1999 assume the conversion of the Series B and Series C redeemable convertible preferred stock occurred at the original date of issuance.

    (g) To eliminate the effect of intercompany transactions and balances between Corillian and Hatcher as of and for the nine months ended September 30, 2000.

    (h) These adjustments reflect the pro forma adjustments required to conform Hatcher's accounting policies to Corillian's accounting policies regarding presentation of reimbursable expenses in the statement of operations for the year ended December 31, 1999 and nine months ended September 30, 2000.

    (c)  Exhibits

2.1*	Stock Purchase Agreement, dated as of November 24, 2000, by and among Corillian Corporation, Hatcher and the shareholders of Hatcher (any omitted schedules will be furnished to the Commission upon request)
2.2*
Escrow Agreement, dated as of November 24, 2000, by and among Corillian Corporation, all of the Shareholders of Hatcher, Scott C. Collins, as agent and representative of the Shareholders of Hatcher, and ChaseMellon Shareholder Services, L.L.C., as escrow agent
10.10*	Employment Agreement, dated as of November 24, 2000, between Corillian Corporation and David Hatcher
10.11*	Form of Severance Agreement with Ashok Sharma, Graham Rose, William Shrimpton, Gene Bates and Melvin Gevisser
23.1	Consent of Deloitte & Touche LLP, Independent Auditors

*
Included with original Form 8-K filed by Registrant on December 7, 2000

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORILLIAN CORPORATION
Dated: January 31, 2001	By	/s/ STEVEN SIPOWICZ Steven Sipowicz Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Stock Purchase Agreement, dated as of November 24, 2000, by and among Corillian Corporation, Hatcher and the shareholders of Hatcher (any omitted schedules will be furnished to the Comission upon request)
2.2*
Escrow Agreement, dated as of November 24, 2000, by and among Corillian Corporation, all of the Shareholders of Hatcher, Scott C. Collins, as agent and representative of the Shareholders of Hatcher, and ChaseMellon Shareholder Services, L.L.C., as escrow agent
10.10*	Employment Agreement, dated as of November 24, 2000, between Corillian Corporation and David Hatcher
10.11*	Form of Severance Agreement with Ashok Sharma, Graham Rose, William Shrimpton, Gene Bates and Melvin Gevisser
23.1	Consent of Deloitte & Touche LLP, Independent Auditors

*
Included with original Form 8-K filed by Registrant on December 7, 2000

QuickLinks

  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
INDEPENDENT AUDITORS' REPORT
HATCHER ASSOCIATES INC. BALANCE SHEETS DECEMBER 31, 1999 AND 1998
HATCHER ASSOCIATES INC. STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 1999 AND 1998
HATCHER ASSOCIATES INC. STATEMENTS OF REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY) YEARS ENDED DECEMBER 31, 1999 AND 1998
HATCHER ASSOCIATES INC. STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 1999 AND 1998
HATCHER ASSOCIATES INC. NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 1999 AND 1998
HATCHER ASSOCIATES INC. BALANCE SHEET SEPTEMBER 30, 2000
HATCHER ASSOCIATES INC. STATEMENTS OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
HATCHER ASSOCIATES INC. STATEMENTS OF CASH FLOWS NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
HATCHER ASSOCIATES INC. NOTES TO CONDENSED FINANCIAL STATEMENTS (IN THOUSANDS) (UNAUDITED)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2000 (IN THOUSANDS) (UNAUDITED)
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2000 (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 1999 (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS, EXCEPT SHARE DATA)
SIGNATURE
EXHIBIT INDEX